                                                                    EXHIBIT 99.2

                             INVENSYS FLOW CONTROL

                         REPORT OF INDEPENDENT AUDITORS

To The Board of Directors
   Invensys plc

     We have audited the accompanying combined balance sheets of Invensys Flow Control as of March 31, 2000 and 2001 and the related combined profit and loss accounts, combined statements of total recognized gains and losses, movements in Invested Capital and cash flows for each of the two years in the period ended March 31, 2001. These combined financial statements are the responsibility of Invensys plc management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Invensys Flow Control at March 31, 2000 and 2001, and the combined results of its operations and its combined cash flows for each of the two years in the period ended March 31, 2001, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 27 of Notes to the Financial Statements).

                                            ERNST & YOUNG LLP

London, England
April 3, 2002

                             INVENSYS FLOW CONTROL

                       COMBINED PROFIT AND LOSS ACCOUNTS

                                                                     YEAR ENDED MARCH 31
                                                                     -------------------
                                                             NOTES    2000         2001
                                                             -----   ------       ------
                                                                         (L MILLION)
TURNOVER
Continuing operations  Ongoing.............................    3     345.2        337.4
                                                                     =====        =====
OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS AND GOODWILL
  AMORTIZATION
Continuing operations  Ongoing.............................           42.5         37.4
OPERATING EXCEPTIONAL ITEMS
Restructuring costs........................................    4     (25.5)       (18.4)
                                                                     -----        -----
OPERATING PROFIT BEFORE GOODWILL AMORTIZATION..............           17.0         19.0
Goodwill amortization......................................           (0.3)        (0.3)
                                                                     -----        -----
OPERATING PROFIT CONTINUING OPERATIONS.....................    5      16.7         18.7
Share of operating profit of associated undertakings.......   10       1.6          1.7
                                                                     -----        -----
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND
  TAXATION.................................................           18.3         20.4
Net interest payable and similar charges(a)................    9      (4.3)        (4.0)
                                                                     -----        -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..............    6      14.0         16.4
Tax on profit on ordinary activities(a)....................   11      (9.4)        (5.4)
                                                                     -----        -----
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...............            4.6         11.0
Minority interests -- equity...............................           (0.1)        (0.1)
                                                                     -----        -----
PROFIT FOR THE FINANCIAL YEAR(b)...........................            4.5         10.9
                                                                     =====        =====

---------------

(a) Net interest payable and similar charges and tax on profit on ordinary activities reflect the fact that Invensys Flow Control is part of the Invensys Group's financing and taxation arrangements and consequently these amounts are not indicative of those that would have arisen had Invensys Flow Control been a standalone entity, as is described in more detail in
     Note 1 of Notes to the Financial Statements.

(b) A summary of the significant adjustments to profit for the financial year that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 27 of Notes to the Financial Statements.

 The Notes to the Financial Statements are an integral part of these Financial
                                  Statements.

                             INVENSYS FLOW CONTROL

                            COMBINED BALANCE SHEETS

                                                                     YEAR ENDED MARCH 31
                                                                     -------------------
                                                             NOTES    2000        2001
                                                             -----   -------     -------
                                                                         (L MILLION)
FIXED ASSETS
Intangible assets..........................................   12        5.9         5.2
Tangible assets............................................   13      113.5       118.3
Investments in associated undertakings.....................   14        5.6         6.3
Other investments..........................................   14        0.2         0.3
                                                                     ------      ------
                                                                      125.2       130.1
                                                                     ------      ------
CURRENT ASSETS
Stocks.....................................................   15       75.4        76.0
Debtors: amounts falling due within one year...............   16       67.0        72.4
Invensys Group balances falling due within one year........             5.2         2.0
Debtors: amounts falling due after more than one year......   16        1.3         0.5
Invensys Group balances falling due after more than one
  year(a)..................................................           113.6       110.2
Cash(a)....................................................            40.6        45.5
                                                                     ------      ------
                                                                      303.1       306.6
Creditors: amounts falling due within one year
  Short-term borrowings(a).................................   17       (7.0)       (2.3)
  Other creditors..........................................   17      (65.5)      (69.4)
  Invensys Group balances..................................            (6.4)       (2.8)
                                                                     ------      ------
NET CURRENT ASSETS.........................................           224.2       232.1
                                                                     ------      ------
TOTAL ASSETS LESS CURRENT LIABILITIES......................           349.4       362.2
Creditors: amounts falling due after more than one year
  Long-term borrowings(a)..................................   18      (10.3)       (9.7)
  Invensys Group balances(a)...............................          (154.6)     (152.9)
                                                                     ------      ------
                                                                     (164.9)     (162.6)
                                                                     ------      ------
Provisions for liabilities and charges.....................   21      (58.9)      (53.2)
                                                                     ------      ------
NET ASSETS.................................................           125.6       146.4
Minority interests -- equity...............................            (0.6)       (0.7)
                                                                     ------      ------
                                                                      125.0       145.7
                                                                     ======      ======
INVESTED CAPITAL(b)........................................           125.0       145.7
                                                                     ======      ======

---------------

(a) The level of debt and financing arrangements reflect the treasury policy operated by Invensys Group. It is not representative of the financing structure that Invensys Flow Control would have had if it had been a standalone entity.

(b) A summary of the significant adjustments to invested capital that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 27 of Notes to the Financial Statements.

 The Notes to the Financial Statements are an integral part of these Financial
                                  Statements.

                             INVENSYS FLOW CONTROL

                         COMBINED CASH FLOW STATEMENTS

                                                                     YEAR ENDED MARCH 31
                                                                     -------------------
                                                             NOTES   2000          2001
                                                             -----   -----        ------
                                                                         (L MILLION)
Net cash inflow from operating activities..................   24     43.1          34.2
Returns on investments and servicing of finance(a).........   24     (3.6)         (3.4)
Taxation(a)................................................   24     (5.7)         (4.2)
Capital expenditure and financial investment...............   24     (9.3)        (12.7)
                                                                     ----         -----
Cash inflow before financing...............................          24.5          13.9
Financing:
  Capital contributions(a).................................           3.6            --
  Increase/(decrease) in debt(a)...........................   24      5.6          (3.7)
                                                                     ----         -----
INCREASE IN CASH IN YEAR(a)................................          33.7          10.2
                                                                     ====         =====

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                     YEAR ENDED MARCH 31
                                                                     -------------------
                                                             NOTES    2000         2001
                                                             -----   ------       ------
                                                                         (L MILLION)
Increase in cash in year(a)................................           33.7         10.2
Cash (inflow)/outflow from (increase)/decrease in
  debt(a)..................................................   24      (5.6)         3.7
                                                                     -----        -----
Change in net debt resulting from cash flows...............   24      28.1         13.9
New finance leases.........................................             --         (0.2)
Exchange movements.........................................   24      (3.3)        (7.6)
Other movements............................................             --          2.4
                                                                     -----        -----
Movement in net debt in year...............................           24.8          8.5
Net debt at beginning of year(a)...........................   24     (42.5)       (17.7)
                                                                     -----        -----
Net debt at end of year(a).................................   24     (17.7)        (9.2)
                                                                     =====        =====

---------------

(a) Cash flows relating to interest, tax and funding reflect the fact that Invensys Flow Control is part of the Invensys Group's financing and taxation arrangements and consequently these amounts are not indicative of those that would have arisen had Invensys Flow Control been a standalone entity.

(b) The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are described in Note 27 of Notes to the Financial Statements.

 The Notes to the Financial Statements are an integral part of these Financial
                                  Statements.

                             INVENSYS FLOW CONTROL

            COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                               YEAR ENDED
                                                                MARCH 31
                                                              ------------
                                                              2000    2001
                                                              -----   ----
                                                              (L MILLION)
Profit for the financial year...............................    4.5   10.9
Currency translation differences on foreign currency net
  investments...............................................  (12.8)  12.3
                                                              -----   ----
TOTAL RECOGNIZED GAINS AND LOSSES FOR THE YEAR..............   (8.3)  23.2
                                                              =====   ====

---------------

Comprehensive income as required by United States generally accepted accounting principles is set forth in Note 27 of Notes to the Financial Statements.

 The Notes to the Financial Statements are an integral part of these Financial
                                  Statements.

                             INVENSYS FLOW CONTROL

              COMBINED STATEMENTS OF MOVEMENTS IN INVESTED CAPITAL

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
Profit for the financial year...............................    4.5    10.9
Currency translation differences on foreign currency net
  investments...............................................  (12.8)   12.3
Other movements in invested capital.........................    4.9    (2.5)
                                                              -----   -----
                                                               (3.4)   20.7
Opening invested capital(a).................................  128.4   125.0
                                                              -----   -----
CLOSING INVESTED CAPITAL(a).................................  125.0   145.7
                                                              =====   =====

     At March 31, 2001, the cumulative amount of goodwill resulting from acquisitions made prior to April 5, 1998 which has been eliminated against Invested Capital prior to April 5, 1998 is L90.9 million (2000 L83.9 million).
---------------

(a) Invested Capital represents the aggregate capital and reserves of the companies and businesses of Invensys Flow Control and the net investment in Invensys Flow Control by Invensys.

 The Notes to the Financial Statements are an integral part of these Financial
                                  Statements.

                             INVENSYS FLOW CONTROL

                       NOTES TO THE FINANCIAL STATEMENTS

1.  BASIS OF PREPARATION

     The businesses and companies which will be sold in accordance with the Sale & Purchase Agreement to be dated on or around 20 December 2001 (herein defined as 'Invensys Flow Control') are set out in Note 26 of Notes to the Financial Statements. They are all 100% owned, except where indicated, within the Invensys Group.

     The combined financial statements have been prepared to show the performance of Invensys Flow Control for the two years in the period ended March 31, 2001. The combined financial statements do not constitute statutory accounts as defined in section 240 of the Companies Act 1985.

     In respect of the basis of preparation:

          (a) Invensys plc was formed from the merger of Siebe plc and BTR plc on February 4, 1999. The combined financial statements have been prepared using merger accounting principles as if the companies, businesses and assets comprising Invensys Flow Control, owned by Invensys throughout the two years ended March 31, 2001, had been part of Invensys Flow Control for all periods presented.

          (b) Transactions and balances between companies and businesses forming part of Invensys Flow Control have been eliminated.

          (c) Interest income and expense are based on amounts charged or received in respect of debt balances mainly due to or from Invensys, as recorded in the historical financial returns. This debt is a combination of interest free and interest bearing funding. These financial arrangements were designed and implemented on an Invensys Group basis rather than from the perspective of the financing needs of Invensys Flow Control. As such, the historical level of interest income and expense are not necessarily representative of the historical amounts that would have been charged had Invensys Flow Control been a stand-alone entity.

          (d) In respect of taxation, tax charges, cash flows, assets and liabilities reflect amounts charged or received as recorded in the historical financial returns. In the accounting periods under review, there have been various tax sharing arrangements between Invensys plc, those subsidiaries that will form part of Invensys Flow Control and other Invensys subsidiaries. These arrangements have had the effect that tax charges and cash flows shown in the combined financial statements are not necessarily representative of tax charges and cash flows that would have been incurred had Invensys Flow Control been a standalone entity.

          (e) Invested Capital represents the aggregate capital and reserves of the companies and businesses of Invensys Flow Control and the net investment in Invensys Flow Control by Invensys.

2.  ACCOUNTING POLICIES

  BASIS OF ACCOUNTING

     These combined financial statements are prepared in accordance with the above basis of preparation and under the historical cost convention and in accordance with applicable UK accounting standards.

  TURNOVER

     Turnover represents the invoiced value of goods supplied by Invensys Flow Control, excluding intra-Invensys Flow Control transactions, sales by associated undertakings and sales taxes. Turnover relating to the provision of services is recognized rateably over the period that services are provided. Turnover relating to long-term contracts represents the current value of work completed during the year on a percentage of completion basis.

                             INVENSYS FLOW CONTROL

  RESEARCH AND DEVELOPMENT

     Research and development expenditure is expensed as incurred.

  PENSION COSTS AND OTHER POSTRETIREMENT BENEFITS

     The expected costs of providing pensions and other postretirement benefits are charged to the profit and loss account so as to spread the costs over the service lives of the participating employees. The costs are assessed in accordance with the advice of actuaries, and provision is made in the financial statements along with the associated deferred taxation effect.

  GOODWILL

     On acquisition, the fair value of net assets is assessed and adjustments are made to bring the accounting policies of businesses acquired into alignment with those of Invensys Flow Control. The difference between the price paid for and the fair value of identifiable net assets acquired is capitalized and amortized over its economic life, depending on the nature of the acquisition, for a period not exceeding 20 years. Any costs of integrating the acquired business are taken to the profit and loss account.

     Goodwill relating to acquisitions prior to April 5, 1998, the date that Financial Reporting Standard No 10: Goodwill and Intangible Assets (FRS 10) became applicable to Invensys Flow Control, has been eliminated against invested capital. Goodwill previously eliminated against invested capital is charged to the profit and loss account in so far as it relates to disposals in the year.

  DEPRECIATION OF TANGIBLE FIXED ASSETS

     Tangible fixed assets are depreciated to their residual values on a straight line basis over their estimated useful lives at the following annual rates applied to original cost.

Freehold land...............................................     Nil
Freehold buildings..........................................   2-2.5%
Plant and machinery.........................................    7-10%
Computer software systems...................................   10-25%

  IMPAIRMENT OF FIXED ASSETS

     Impairment reviews are undertaken if there are indications that the carrying values may not be recoverable. The discount rate used is the Invensys Group pre-tax weighted average cost of capital, adjusted for Invensys Flow Control specific risks.

  LEASED ASSETS

     Assets held under finance leases are capitalized and included in tangible fixed assets at fair value. Each asset is depreciated over the shorter of the lease term or its useful life. Obligations related to finance leases, net of finance charges in respect of future periods, are included as appropriate within creditors. The interest element of the rental obligation is allocated to accounting periods during the lease term to reflect a constant rate of interest on the remaining balance of the obligation for each accounting period. Rentals under operating leases are charged to the profit and loss account on a straight-line basis.

  STOCKS

     Stocks and work in progress are valued at the lower of cost, computed on a first in first out basis, and estimated net realizable value. Cost comprises the cost of raw materials and an appropriate proportion of

                             INVENSYS FLOW CONTROL
labor and overheads. Provision is made for obsolete and slow moving items and for unrealized profits on items of inter-company manufacture.

     The net realizable value of long-term contracts is arrived at having regard to the estimated cost to completion. A prudent level of profit attributable to the contract activity is taken up if the final outcome of such contracts can be reliably assessed. On all contracts, full provision is made for any losses in the year in which they are first foreseen. Profits are recognized on a percentage of completion basis on contracts that exceed three months and are above a minimum value.

  CASH AND BORROWINGS

     Cash and short-term deposits at the balance sheet date are deducted from bank loans and overdrafts where formal rights of set-off exist.

  DEFERRED TAXATION

     FRS19 "Deferred Tax" has been adopted in preparing these combined financial statements. Under FRS19, deferred tax is recognised in respect of all timing differences that have originated but not reserved at the balance sheet date where transactions or events have occurred at the date that will result in an obligation to pay more, or right to pay less or to receive more tax, with the following exceptions:

     - Provision is made for tax on gains arising from the revaluation (and similar fair value adjustments) of fixed assets, or gains on disposal of fixed assets, only to the extent that, at the balance sheet date, there is a binding agreement to dispose of the assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets.

     - Provision is made for gains which have been rolled over into replacement assets only to the extent that, at the balance sheet date, there is a commitment to dispose of the replacement assets.

     - Provision is made for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries, associates and joint-ventures only to the extent at the balance sheet date, dividends have been accrued as receivable.

     - Deferred tax assets are recognised only to the extent that it is considered that it is more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

     Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

  DERIVATIVE INSTRUMENTS

     Invensys Flow Control primarily uses forward foreign currency contracts to manage its exposures to fluctuations in foreign exchange. These instruments are accounted for as hedges when designated as hedges at the inception of contracts. As a result, gains and losses on foreign exchange contracts are off-set against the foreign exchange gains and losses on the related financial assets and liabilities. Where the instrument is used to hedge against future transactions, gains and losses are not recognized until the transaction occurs.

                             INVENSYS FLOW CONTROL

  FOREIGN CURRENCIES

     The trading results of overseas companies and businesses are translated into sterling at average rates of exchange ruling during the year. The retranslation of the retained earnings of overseas companies and businesses to closing rates is dealt with as a movement in Invested Capital.

     Assets and liabilities of overseas companies and businesses, including goodwill, are translated into sterling at the rates of exchange ruling at the balance sheet date and any exchange differences are taken to Invested Capital.

     Currency differences arising from the translation at closing rate of the investment in overseas companies and businesses are taken to invested capital, together with exchange gains and losses arising on foreign currency borrowings which finance a proportion of foreign currency investments.

     All other exchange differences are included in the profit and loss account for the year.

3.  SEGMENTAL ANALYSIS

  TURNOVER

     Invensys Flow Control operates in one business sector, the manufacture and sale of valves, actuators and associated flow control products.

     The amount of turnover with Invensys Group is given in Note 25 of Notes to the Financial Statements.

  Geographical analysis by destination

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
United Kingdom..............................................   23.1    20.9
Germany.....................................................   51.0    45.7
Rest of Europe..............................................   98.4    84.7
North America...............................................  131.5   147.8
Rest of World...............................................   41.2    38.3
                                                              -----   -----
                                                              345.2   337.4
                                                              =====   =====

4.  OPERATING EXCEPTIONAL ITEMS

  RESTRUCTURING COSTS

     Restructuring costs of L18.4 million (2000 L25.5 million) include Lnil (2000 L23.9 million) relating to Invensys Flow Control operations, arising on the merger of Siebe and BTR and L18.4 million (2000 L1.6 million) in respect of other restructuring.

     These restructuring costs include L4.2 million (2000 L19.6 million) of redundancy and severance costs.

                             INVENSYS FLOW CONTROL

5.  OPERATING PROFIT

                                                                YEAR ENDED
                                                                 MARCH 31
                                                              ---------------
                                                               2000     2001
                                                              ------   ------
                                                                (L MILLION)
Turnover....................................................   345.2    337.4
Cost of sales...............................................  (203.3)  (205.7)
                                                              ------   ------
Gross profit................................................   141.9    131.7
Distribution costs..........................................   (10.4)    (9.9)
Administrative costs........................................   (89.0)   (84.4)
                                                              ------   ------
Operating profit before exceptional items and goodwill
  amortization..............................................    42.5     37.4
Restructuring costs.........................................   (25.5)   (18.4)
Goodwill amortization.......................................    (0.3)    (0.3)
                                                              ------   ------
Operating profit............................................    16.7     18.7
                                                              ======   ======

     Restructuring costs and goodwill amortization are classified as administrative costs. Total administrative costs are L103.7 million (2000 L115.4 million).

6.  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

     Profit on ordinary activities before taxation is stated after charging the following:

                                                              YEAR ENDED
                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Depreciation of tangible fixed assets
  Owned.....................................................  15.3   17.2
  Leased....................................................   0.4    0.4
Amortization of goodwill....................................   0.3    0.3
Operating lease rentals
  Hire of plant and machinery...............................   1.8    1.5
  Other.....................................................   2.9    3.2
Research and development....................................   2.8    3.0

  FEES PAID TO ERNST & YOUNG

     Ernst & Young were paid L0.2 million (2000 L0.2 million) in respect of their audit of Invensys Flow Control operations for the Invensys Group statutory audit. In addition, Ernst & Young were paid L0.1 million (2000 L0.1 million) in respect of other services. These include fees paid for local statutory audits, taxation advice and due diligence on acquisitions.

                             INVENSYS FLOW CONTROL

7.  STAFF NUMBERS AND COSTS

     The average number of persons employed by Invensys Flow Control was:

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                                (NUMBER)
Marketing and distribution..................................    879     813
Production..................................................  2,086   1,813
Technical...................................................    208     214
Finance and administration..................................    351     283
                                                              -----   -----
                                                              3,524   3,123
                                                              =====   =====

     The aggregate payroll costs of these persons were as follows:

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
Wages and salaries..........................................   79.7    81.3
Social security costs.......................................   13.9    12.1
Pension and other payroll costs.............................    9.1     8.0
                                                              -----   -----
                                                              102.7   101.4
                                                              =====   =====

8.  PENSIONS

     The expected costs of providing pension benefits are charged to the profit and loss account so as to spread the costs over the service lives of the participating employees. The costs are assessed in accordance with the advice of actuaries and provision is made in the combined financial statements along with the associated deferred taxation effect.

     Invensys Flow Control operates many defined contribution, funded and unfunded defined benefit pension schemes and participates in several Invensys Group arrangements. Contributions to the defined benefit schemes are made in accordance with the recommendations of the independent actuary of the relevant scheme. Complete disclosure of all pension scheme details is not practicable within these financial statements.

     Pension costs for Invensys Flow Control in the year were L4.5 million (2000 L4.5 million).

     The principal pension plans are in the United Kingdom, Germany and the United States. Combined pension costs for these three countries in 2001 were L3.8 million (2000 L3.9 million), based on normal costs for 2001 of L2.7 million (2000 L2.6 million) and an actuarial variation for 2001 of L1.1 million (2000 L1.3 million).

  UK

     The pension charge for the UK Invensys Flow Control section of the Invensys Pension Scheme for the year ending March 31, 2001 was L0.6 million. The principal assumption used to measure the Invensys Pension Scheme's liabilities at this date was a discount rate of 5.75% per annum.

     The notional apportionment to Invensys Flow Control of the market value of the assets of the Invensys Pension Scheme, excluding members' additional voluntary contributions, was L19.2 million and

                             INVENSYS FLOW CONTROL
was sufficient to cover 112% of the benefits that had accrued to members, after allowing for future increases in salaries.

  GERMANY

     The German Invensys Flow Control pension arrangements are unfunded with a provision held to cover the liability that is principally in respect of pensions in payment. The total pension charge for the year ending March 31, 2001 was L1.8 million and was primarily interest cost.

  USA

     The USA Invensys Flow Control pension arrangements include a union plan and the Invensys Flow Control section of the Invensys Pension Scheme. The charge for the year ended March 31, 2001 was L1.4 million. The principal assumption used to measure the Invensys Pension Scheme's liabilities at this date was a discount rate of 7.75% per annum. The notional apportionment to Invensys Flow Control of the market value of the assets of the Invensys Pension Scheme was L12.4 million and was sufficient to cover 97% if the benefits that had accrued to members, after allowing for future increases in salaries.

  OTHER

     There are numerous other pension arrangements operated by other overseas subsidiaries. Of these, the defined benefit schemes are normally assessed by independent actuaries in accordance with local practice. Where the requirements of Statement of Standard Accounting Practice No. 24: Pension Costs (SSAP 24) could be fulfilled, the appropriate cost has been recognized, otherwise local practice has been adopted.

9.  NET INTEREST PAYABLE AND SIMILAR CHARGES

                                                              YEAR ENDED
                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Interest payable on bank loans, overdrafts and other loans
  Invensys Group............................................  4.6    6.2
  Third party...............................................  3.2    1.2
                                                              ---    ---
                                                              7.8    7.4
Finance lease interest payable..............................  0.6    0.5
                                                              ---    ---
                                                              8.4    7.9
                                                              ---    ---
Interest receivable
  Invensys Group............................................  2.7    3.1
  Third party...............................................  1.4    0.8
                                                              ---    ---
                                                              4.1    3.9
                                                              ---    ---
Net interest payable and similar charges....................  4.3    4.0
                                                              ===    ===

     As noted in Note 1 of Notes to the Financial Statements, finance charges are not representative of charges that would have been incurred by Invensys Flow Control had it been a stand-alone entity.

                             INVENSYS FLOW CONTROL

10.  SHARE OF PROFITS OF ASSOCIATED UNDERTAKINGS

                                                              YEAR ENDED
                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Attributable to Invensys Flow Control's interest
  Profit before taxation....................................   1.6    1.7
  Taxation..................................................  (0.5)  (0.6)
                                                              ----   ----
                                                               1.1    1.1
                                                              ====   ====

11.  TAX ON PROFIT ON ORDINARY ACTIVITIES

  ANALYSIS OF TAX CHARGE IN THE YEAR

                                                              YEAR ENDED
                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
United Kingdom corporation tax
  Current tax on income for the period......................   0.4     --
                                                              ----   ----
Foreign tax
  Current tax on income for the period......................  (5.8)  (6.5)
  Adjustments in respect of prior periods...................   0.1    3.1
                                                              ----   ----
                                                              (5.7)  (3.4)
                                                              ----   ----
Deferred tax................................................  (3.6)  (1.4)
                                                              ----   ----
Tax on profit on ordinary activities........................  (8.9)  (4.8)
Tax on profit of associated companies.......................  (0.5)  (0.6)
                                                              ----   ----
Total tax on profit on ordinary activities and associated
  companies.................................................  (9.4)  (5.4)
                                                              ====   ====

  FACTORS AFFECTING THE TAX CHARGE IN THE YEAR

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
Profit on ordinary activities before tax....................   14.0    16.4
                                                              -----   -----
                                                                %       %
Tax on ordinary activities at 30.0%.........................   30.0    30.0
Permanent differences.......................................    5.0     4.7
Overseas tax rate differences...............................   13.6     7.3
Capital allowances in excess of depreciation................   (0.7)  (14.0)
Utilization of tax losses...................................  (27.9)  (15.9)
Adjustments in respect of previous periods..................   (0.7)  (18.9)
Cost of losses not recognized...............................   18.6    27.4
                                                              -----   -----
Total current tax...........................................   37.9    20.6
                                                              =====   =====

                             INVENSYS FLOW CONTROL

     As noted in Note 1 of Notes to the Financial Statements, the taxation charge is not representative of the charges that would have been incurred by Invensys Flow Control had it been a standalone entity.

12.  INTANGIBLE FIXED ASSETS

                                                               GOODWILL
                                                              -----------
                                                              (L MILLION)
COST
AT APRIL 1, 1999............................................      6.7
Exchange adjustments........................................     (0.2)
                                                                 ----
AT MARCH 31, 2000...........................................      6.5
Exchange adjustments........................................     (0.4)
                                                                 ----
AT MARCH 31, 2001...........................................      6.1
                                                                 ====
AMORTIZATION
AT APRIL 1, 1999............................................      0.3
Charge for the year.........................................      0.3
                                                                 ----
AT MARCH 31, 2000...........................................      0.6
Charge for the year.........................................      0.3
                                                                 ----
AT MARCH 31, 2001...........................................      0.9
                                                                 ====
NET BOOK VALUE
AT MARCH 31, 2001...........................................      5.2
                                                                 ====
AT MARCH 31, 2000...........................................      5.9
                                                                 ====

     Goodwill on acquisitions made since April 5, 1998 has been capitalized in accordance with FRS 10 and is amortized over its useful economic life of 20 years.

13.  TANGIBLE FIXED ASSETS

                                                              LAND AND    PLANT AND
                                                              BUILDINGS   EQUIPMENT   TOTAL
                                                              ---------   ---------   -----
                                                                       (L MILLION)
COST
AT APRIL 1, 1999............................................    41.2        227.9     269.1
Additions...................................................     0.2         14.1      14.3
Disposals...................................................    (0.8)       (31.4)    (32.2)
Exchange adjustments........................................     0.3         (6.3)     (6.0)
                                                                ----        -----     -----
AT MARCH 31, 2000...........................................    40.9        204.3     245.2
Additions...................................................     1.3         13.0      14.3
Disposals...................................................    (0.4)        (4.5)     (4.9)
Exchange adjustments........................................     1.3         10.6      11.9
                                                                ----        -----     -----
AT MARCH 31, 2001...........................................    43.1        223.4     266.5
                                                                ====        =====     =====

                             INVENSYS FLOW CONTROL

                                                              LAND AND    PLANT AND
                                                              BUILDINGS   EQUIPMENT   TOTAL
                                                              ---------   ---------   -----
                                                                       (L MILLION)
DEPRECIATION
AT APRIL 1, 1999............................................     7.7        137.3     145.0
Charge for the year.........................................     1.3         14.4      15.7
Disposals...................................................    (0.3)       (26.3)    (26.6)
Exchange adjustments........................................    (0.1)        (2.3)     (2.4)
                                                                ----        -----     -----
AT MARCH 31, 2000...........................................     8.6        123.1     131.7
Charge for the year.........................................     1.4         16.2      17.6
Disposals...................................................    (0.2)        (3.0)     (3.2)
Exchange adjustments........................................      --          2.1       2.1
                                                                ----        -----     -----
AT MARCH 31, 2001...........................................     9.8        138.4     148.2
                                                                ====        =====     =====
NET BOOK VALUE
AT MARCH 31, 2001...........................................    33.3         85.0     118.3
                                                                ====        =====     =====
AT MARCH 31, 2000...........................................    32.3         81.2     113.5
                                                                ====        =====     =====

     Additions include transfers from Invensys Group companies of Lnil (2000 L0.9 million). Disposals includes transfers to Invensys Group companies of Lnil (2000 L0.1 million).

     Amounts included in respect of tangible fixed assets held under finance leases are:

                                                            LAND AND    PLANT AND
                                                            BUILDINGS   EQUIPMENT   TOTAL
                                                            ---------   ---------   -----
                                                                     (L MILLION)
NET BOOK VALUE
At March 31, 2001.........................................     6.9          --       6.9
                                                               ===         ===       ===
At March 31, 2000.........................................     6.9         0.1       7.0
                                                               ===         ===       ===
DEPRECIATION
At March 31, 2001.........................................     0.3         0.1       0.4
                                                               ===         ===       ===
At March 31, 2000.........................................     0.3         0.1       0.4
                                                               ===         ===       ===

     The net book value of land and buildings comprises:

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Freehold....................................................  28.6   29.4
Short leasehold.............................................   3.7    3.9
                                                              ----   ----
                                                              32.3   33.3
                                                              ====   ====

                             INVENSYS FLOW CONTROL

14.  INVESTMENTS

                                                               ASSOCIATED
                                                              UNDERTAKINGS
                                                              ------------
                                                              (L MILLION)
SHARE OF POST ACQUISITION RESERVES
AT APRIL 1, 1999............................................       5.3
Share of profit in the year.................................       1.1
Less: dividends receivable..................................      (0.7)
Exchange adjustments........................................      (0.1)
                                                                  ----
AT MARCH 31, 2000...........................................       5.6
Share of profit in the year.................................       1.1
Less: dividends receivable..................................      (0.7)
Exchange adjustments........................................       0.3
                                                                  ----
AT MARCH 31, 2001...........................................       6.3
                                                                  ====
NET BOOK VALUE
AT MARCH 31, 2001...........................................       6.3
                                                                  ====
AT MARCH 31, 2000...........................................       5.6
                                                                  ====

     The associated undertaking is not listed.

                                                              OTHER FIXED
                                                                 ASSET
                                                              INVESTMENTS
                                                              -----------
                                                              (L MILLION)
COST
AT APRIL 1, 1999............................................      0.6
Disposals...................................................     (0.4)
                                                                 ----
AT MARCH 31, 2000...........................................      0.2
Exchange adjustments........................................      0.1
                                                                 ----
AT MARCH 31, 2001...........................................      0.3
                                                                 ====
NET BOOK VALUE
AT MARCH 31, 2001...........................................      0.3
                                                                 ====
AT MARCH 31, 2000...........................................      0.2
                                                                 ====

     Other fixed asset investments are listed and have a market value of L0.3 million (2000 L0.2 million).

                             INVENSYS FLOW CONTROL

15.  STOCKS

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Raw materials and consumables...............................  37.7   37.9
Other work in progress......................................  15.0   13.3
Finished goods..............................................  22.7   24.8
                                                              ----   ----
                                                              75.4   76.0
                                                              ====   ====

     The current replacement cost of stocks does not materially differ from the historical cost stated above.

16.  DEBTORS

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Amounts falling due within one year
  Trade debtors.............................................  55.0   51.8
  Amounts recoverable on long-term contracts................   3.7    5.8
  Corporation tax recoverable...............................   1.0    7.5
  Other debtors.............................................   4.7    4.9
  Prepayments and accrued income............................   2.6    2.4
                                                              ----   ----
                                                              67.0   72.4
                                                              ====   ====
Amounts falling due after more than one year
  Other debtors.............................................   1.3    0.5
                                                              ====   ====

17.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Bank overdrafts.............................................   6.3    1.5
Finance Leases (note 20)....................................   0.7    0.8
                                                              ----   ----
Short-term borrowings.......................................   7.0    2.3
                                                              ====   ====
Trade creditors.............................................  38.1   39.8
Corporation tax.............................................   5.0   11.1
Sales, social security and payroll taxes....................   1.7    2.3
Other creditors.............................................   7.6    4.7
Accruals and deferred income................................  13.1   11.5
                                                              ----   ----
Other creditors.............................................  65.5   69.4
                                                              ====   ====

     Bank overdrafts are all at variable rates and attract interest based on the relevant local, national LIBOR equivalent.

                             INVENSYS FLOW CONTROL

18.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Bank and other loans (note 19)..............................   2.4   2.1
Finance leases (note 20)....................................   7.9   7.6
                                                              ----   ---
Long-term borrowings........................................  10.3   9.7
                                                              ====   ===

19.  BANK AND OTHER LOANS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Repayable otherwise than by installments
  Repayable wholly within five years (over three and under
     five years)............................................  2.4    2.1
                                                              ---    ---
                                                              2.4    2.1
                                                              ===    ===

     As at March 31, 2001 bank and other loans falling due after more than one year, consist of the following:

                         STERLING
CURRENCY     AMOUNT     EQUIVALENT
--------    ---------   -----------
                        (L MILLION)
US
 dollars..  3,000,000       2.1
                            ---
                            2.1
                            ===

     These borrowings are unsecured and at variable rates.

20.  FINANCE LEASE COMMITMENTS

     Future minimum payments under finance leases and similar hire purchase arrangements are as follows:

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Payable within one year.....................................  0.7    0.8
  Payable between two and five years........................  3.2    3.4
  Payable after five years..................................  4.7    4.2
                                                              ---    ---
                                                              8.6    8.4
                                                              ===    ===

                             INVENSYS FLOW CONTROL

21.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                 POST-
                                               RETIREMENT                                DEFERRED
                                    PENSIONS    BENEFITS    WARRANTIES   RESTRUCTURING   TAXATION   TOTAL
                                    --------   ----------   ----------   -------------   --------   -----
                                                                 (L MILLION)
AT APRIL 1, 1999..................    26.5        1.2           0.7           20.4         13.1      61.9
Provided in year..................     3.4         --           0.1           25.5          3.6      32.6
Released in year..................    (0.8)        --          (0.4)            --           --      (1.2)
Utilized in year..................    (1.8)        --            --          (30.9)          --     (32.7)
Exchange adjustments..............    (2.4)        --            --           (0.1)         0.8      (1.7)
                                      ----        ---          ----          -----         ----     -----
AT MARCH 31, 2000.................    24.9        1.2           0.4           14.9         17.5      58.9
Provided in year..................     3.3        0.1           0.4           18.4          1.4      23.6
Released in year..................      --         --          (0.2)            --           --      (0.2)
Utilized in year..................    (2.5)        --          (0.3)         (28.1)          --     (30.9)
Exchange adjustments..............     0.1        0.2            --            0.4          1.1       1.8
                                      ----        ---          ----          -----         ----     -----
AT MARCH 31, 2001.................    25.8        1.5           0.3            5.6         20.0      53.2
                                      ====        ===          ====          =====         ====     =====

     Pensions largely represent unfunded liabilities on pension schemes in Continental Europe. Invensys Flow Control's main pension schemes based in the United Kingdom and the United States are held in separately administered funds and are described in Note 8 of Notes to the Financial Statements.

     Warranties are provided in the normal course of business based on an assessment of future claims with reference to past claims. Such costs are generally incurred over one to two years.

     Restructuring utilization comprises L9.3 million (2000 L30.6 million) relating to costs arising from the merger of Siebe and BTR and L18.8 million (2000 L0.3 million) for other restructuring costs.

     The deferred taxation liability position of L20.0 million (2000 L17.5 million) is described below.

  DEFERRED TAXATION

                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Accelerated capital allowances..............................  13.4   13.8
Postretirement benefits.....................................  (0.9)  (1.0)
Other timing differences....................................   5.0    7.2
                                                              ----   ----
                                                              17.5   20.0
                                                              ====   ====

     As noted in Note 1 of Notes to the Financial Statements, the deferred tax position will not be representative of the position of Invensys Flow Control had Invensys Flow Control been a standalone entity.

22.  COMMITMENTS

  CAPITAL EXPENDITURE

     Capital expenditure contracted at the balance sheet date but for which no provision has been made in the combined financial statements amounted to L1.4 million (2000 L0.4 million).

                             INVENSYS FLOW CONTROL

  OPERATING LEASES

     Annual commitments under non-cancellable operating leases are as follows:

                                                               LEASES EXPIRING
                                                  ------------------------------------------
                                                              BETWEEN        MORE
                                                   WITHIN      TWO TO        THAN
                                                  ONE YEAR   FIVE YEARS   FIVE YEARS   TOTAL
                                                  --------   ----------   ----------   -----
MARCH 31, 2000
Land and buildings..............................    0.3         0.4          0.3        1.0
Other...........................................    0.4         1.2           --        1.6
                                                    ---         ---          ---        ---
                                                    0.7         1.6          0.3        2.6
                                                    ===         ===          ===        ===
MARCH 31, 2001
Land and buildings..............................     --         1.9          0.5        2.4
Other...........................................    0.4         1.1           --        1.5
                                                    ---         ---          ---        ---
                                                    0.4         3.0          0.5        3.9
                                                    ===         ===          ===        ===

23.  CONTINGENT LIABILITIES

     Invensys Flow Control has contingent liabilities arising in the ordinary course of business from which it is anticipated that the likelihood of any material liabilities arising is remote.

                             INVENSYS FLOW CONTROL

24.  CASH FLOW STATEMENT

                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
RECONCILIATION OF OPERATING PROFIT BEFORE INTEREST AND TAX
  TO NET CASH INFLOW FROM OPERATING ACTIVITIES
Total operating profit......................................   18.3    20.4
Depreciation charges, impairment charge and amortization of
  goodwill..................................................   16.0    17.9
Share of profit of associated undertakings..................   (1.6)   (1.7)
Decrease in stock...........................................    3.5     6.1
Decrease in debtors.........................................   18.2    11.1
Decrease in creditors and provisions........................  (11.3)  (19.6)
                                                              -----   -----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................   43.1    34.2
                                                              =====   =====
ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW
  STATEMENT
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................    4.1     3.9
Interest paid...............................................   (7.8)   (7.4)
Interest element of finance lease rental payments...........   (0.6)   (0.5)
Dividends from associated undertakings......................    0.7     0.6
                                                              -----   -----
NET CASH OUTFLOW FOR RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE...................................................   (3.6)   (3.4)
                                                              =====   =====
TAXATION
Overseas tax paid...........................................   (5.7)   (4.2)
                                                              -----   -----
NET CASH OUTFLOW FOR TAX PAID...............................   (5.7)   (4.2)
                                                              =====   =====
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................  (14.3)  (14.3)
Sales of tangible fixed assets..............................    5.0     1.6
                                                              -----   -----
NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................   (9.3)  (12.7)
                                                              =====   =====
FINANCING
Net funding movements with Invensys Group companies.........    5.8    (2.5)
Debt due beyond one year
     Increase in borrowings.................................    0.5      --
     Repayment of other borrowings..........................     --    (0.5)
Capital element of finance lease rental payments............   (0.7)   (0.7)
                                                              -----   -----
NET CASH INFLOW/(OUTFLOW) FROM FINANCING....................    5.6    (3.7)
                                                              =====   =====

                             INVENSYS FLOW CONTROL

                                                             AT                             AT
                                                          APRIL 1,   CASH     EXCHANGE   MARCH 31,
                                                            1999     FLOW     MOVEMENT     2000
                                                          --------   ----     --------   ---------
                                                                        (L MILLION)
ANALYSIS OF CHANGES TO NET DEBT
Cash at bank and in hand................................    25.2     17.9       (2.5)       40.6
Overdrafts..............................................   (21.7)    15.8       (0.4)       (6.3)
Debt due after one year
  External..............................................    (1.9)    (0.5)        --        (2.4)
  Net amount due to Invensys Group companies............   (33.7)    (5.8)      (1.5)      (41.0)
Finance Leases..........................................   (10.4)     0.7        1.1        (8.6)
                                                           -----     ----       ----       -----
TOTAL...................................................   (42.5)    28.1       (3.3)      (17.7)
                                                           =====     ====       ====       =====

                                                    AT                                       AT
                                                 APRIL 1,   CASH     OTHER     EXCHANGE   MARCH 31,
                                                   2000     FLOW   MOVEMENTS   MOVEMENT     2001
                                                 --------   ----   ---------   --------   ---------
                                                                    (L MILLION)
ANALYSIS OF CHANGES TO NET DEBT
Cash at bank and in hand.......................    40.6      5.7       --        (0.8)       45.5
Overdrafts.....................................    (6.3)     4.5       --         0.3        (1.5)
Debt due after one year
  External.....................................    (2.4)     0.5       --        (0.2)       (2.1)
  Net amount due to Invensys Group companies...   (41.0)     2.5      2.4        (6.6)      (42.7)
Finance leases.................................    (8.6)     0.7     (0.2)       (0.3)       (8.4)
                                                  -----     ----     ----        ----       -----
TOTAL..........................................   (17.7)    13.9      2.2        (7.6)       (9.2)
                                                  =====     ====     ====        ====       =====

25.  RELATED PARTY TRANSACTIONS

     During the periods under review, Invensys Flow Control entities have entered into transactions with non-Invensys Flow Control operations of Invensys as follows:

     - Sales amounting to L4.1 million (2000 L6.3 million) have been included in external sales.

     - Interest receivable and payable is disclosed in Note 9 of Notes to the Financial Statements.

     - Transfers of assets to and from non-Invensys Flow Control entities are disclosed in Note 13 of Notes to the Financial Statements.

     There are no other related party transactions.

                             INVENSYS FLOW CONTROL

26.  LIST OF COMPANIES AND BUSINESSES

     The following companies and businesses are included within these combined financial statements.

Nordstrom Audco Inc                         Gestra GmbH (94.18%)
Invensys Flow Control SAS                   Italgestra SpA
Gestra Espanola SA                          Gestra Portuguesa Valvulas LDA
P&W Service GmbH                            Gestra Polonia Spolkia z.o.o.
NAF AB                                      NAF Industries AB
Audco Italiana Srl (12.5%)                  NAF Industries OY
NAF OY                                      Naval OY
Edward Valves Service Co                    Audco India Limited (50%)
Schmidt Armaturen GmbH                      Edward Vogt Valve Company
FCV (US) (a division of Invensys Systems    Worcester Controls Corporation (including
  Inc.)                                     Worcester North America Inc and Worcester
                                            Controls Licensco Inc.)
Worcester Controls Ltd                      Valvulas Worcester do Brazil Ltda
Worcester Controls France Sarl              Palmstiernas Svenska AB
Invensys Flow Control (UK) (a division of   BTR Flow Control SA Pty Ltd (a division
  BTR Industries Ltd)                       of Invensys South Africa Ltd)
Limitorque Corporation                      Argus GmbH
Limitorque Asia Pte Ltd (60%)               Invensys Flow Control Benelux BV
Invensys Flow Control GmbH                  PMV GmbH
Palmstierna International AB                Palmstiernas Instrument AB
PMV-USA Inc.                                Fabromatic BV
Invensys Flow Control Benelux SA            BTR Valves SA
Invensys Flow Control Australasia Pty Ltd   Invensys Flow Control Asia Pte Ltd
PMV Controls Limited                        Audco Limited

     All of the above are 100% owned except where noted.

     Valvulas Worcester do Brazil Ltda was 80% owned until March 2001, when the remaining 20% was purchased. For the purpose of these financial statements it is treated as 100% owned in 2000.

     The minority interest in Gestra GmbH accounted for in these financial statements is the non-Invensys holding of 0.34%. The remaining 5.48% is held by Invensys Deutschland GmbH.

     Gestra GmbH has contributed 95% of the capital to a limited partnership, LSB Grundstueckverwaltung GmbH & Co. "Object 2 Nr 2" KG. Gestra GmbH is a limited partner and has only 8% of the voting rights. As a consequence, this shareholding is treated as an investment at cost in these financial statements.

     The companies below have become dormant since March 31, 2001. During the period covered by these financial statements their trade and business has been transferred to other Invensys Flow Control companies and businesses. Given this, the results of these companies for 2000 and 2001 are included within these financial statements:

Gestra UK          Gestra SA          BTR Flow Control do Brazil Ltda.

                             INVENSYS FLOW CONTROL

27. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     Invensys Flow Control combined financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ from United States generally accepted accounting principles (US GAAP). The significant differences applicable to Invensys Flow Control are summarized below.

  ACCOUNTING FOR THE MERGER BETWEEN SIEBE AND BTR

     Under UK GAAP, the merger between Siebe and BTR (as described in Note 1 of Notes to the Financial Statements) on February 4, 1999 was accounted for as a merger in accordance with FRS 6. Under merger accounting, the results and cash flows of both entities were combined from the beginning of the financial year in which the merger occurred and for all prior periods.

     Under US GAAP, the merger between Siebe and BTR does not qualify to be accounted for as a pooling of interests. Consequently, the transaction must be accounted for using purchase accounting principles, with Siebe plc being the acquirer on February 4, 1999. Accordingly, for the purposes of the reconciliations below, the Invensys Flow Control related BTR entities are deemed to have been acquired by Siebe on February 4, 1999 which gives rise to a new basis of accounting on that date. This gives rise to a number of differences as follows:

  Intangible fixed assets

     Goodwill has been calculated under US GAAP principles by comparing the fair value of the identifiable net assets of the Invensys Flow Control related BTR entities with the fair value of the consideration, including associated transaction costs. Such goodwill is being amortized over its estimated useful economic life of 40 years for the purposes of the reconciliation below. Other intangible fixed assets identified at the time of the acquisition, which predominantly comprise patents, are being amortized over their estimated useful economic life of 10 years for the purposes of the reconciliation below.

  Pensions

     Under purchase accounting principles, a fair value under Statement of Financial Accounting Standards 87: Employers' Accounting for Pensions (SFAS 87) has been assigned to the pension assets and liabilities of the BTR entities which relate to Invensys Flow Control and included on the balance sheet.

  Restructuring provisions in connection with the acquisition

     At the time of the merger, Siebe contemplated that it would reorganize certain of the BTR operations. The costs of such restructuring, which predominantly comprise redundancies, have been charged to the profit and loss account under UK GAAP. Under US GAAP, these costs would have been recognized as a liability at the date of acquisition.

  PENSION COSTS

     The expected costs of providing pensions are charged to the income statement under UK GAAP so as to spread the costs over the service lives of the participating employees. The costs are assessed in accordance with the advice of actuaries, and provision is made in the financial statements along with the associated deferred taxation effect. US GAAP require that the projected benefit obligation be matched against the fair value of the plan's assets and be adjusted to reflect any unrecognized obligations or assets in determining the pension cost or credit for the year.

                             INVENSYS FLOW CONTROL

     For the purpose of the reconciliations below, Invensys Flow Control has adopted the provisions of SFAS 87 with respect to Invensys Flow Control's major defined benefit pension plans in the United Kingdom and United States from January 1, 1997. On the date of the merger, February 4, 1999 the assets associated with Invensys Flow Control's defined benefit pension plans were restated at fair value in accordance with purchase accounting principles.

  INTANGIBLE FIXED ASSETS

  Goodwill on acquisitions after April 5, 1998

     Under both UK GAAP and US GAAP, goodwill arising on acquisitions (as determined under UK GAAP) after April 5, 1998 (the date Invensys Flow Control implemented FRS 10) is capitalized and amortized over its economic life, depending on the nature of the acquisition, for a period not exceeding 20 years. Under US GAAP, the goodwill arising before the merger was eliminated on February 4, 1999 in accordance with purchase accounting principles.

  Goodwill on acquisitions before April 5, 1998

     Under UK GAAP, goodwill arising on acquisitions prior to April 5, 1998 was eliminated against reserves. Goodwill previously eliminated against reserves is charged to the profit and loss account in so far as it relates to disposals in the year, along with any associated foreign currency differences arising on the retranslation of the goodwill.

     Under US GAAP, goodwill (as determined under US GAAP) is capitalized and amortized over its estimated useful life, a period not exceeding 40 years. For the purposes of the reconciliations below, a maximum economic life of 40 years has been used. On the sale of an associated company the unamortized balance of the related goodwill is taken into account in determining the gain or loss on sale. Under US GAAP, the goodwill arising before the merger was eliminated on February 4, 1999 in accordance with purchase accounting principles.

  Other intangibles

     Under UK GAAP, other identifiable intangible fixed assets, such as patents, licenses and trademarks are valued on acquisition and amortized over their economic lives, for a period not exceeding 20 years. To the extent that they are not separately identifiable, such assets are subsumed within goodwill. Under US GAAP, other intangible fixed assets are capitalized and amortized over their estimated useful lives, a period not exceeding 40 years.

  PROVISIONS FOR RESTRUCTURING, CLOSURES AND LOSSES ON DISPOSAL

     Under UK GAAP, Invensys Flow Control has established provisions for restructuring and integration. The provisions are established at the time the project is committed, when Invensys Flow Control cannot realistically withdraw from it. The provisions include redundancy and other restructuring costs, necessarily entailed by the project and not associated with the on-going activities of Invensys Flow Control.

     Under US GAAP, some of these amounts would have been charged to net income as incurred.

  ACQUISITION REORGANIZATION PROVISIONS

     Under UK GAAP, Invensys Flow Control charges to net income the costs of integrating newly acquired businesses at the date of acquisition. Such costs include redundancies.

     Under US GAAP, these costs may be charged to goodwill to the extent that the restructuring was contemplated at the time of the acquisition.

                             INVENSYS FLOW CONTROL

  EMPLOYEE OPTIONS

     Under UK GAAP, Invensys Group charges to net income the cost of shares acquired to settle awards under certain incentive schemes. The charge is based on an apportionment of the cost of the shares over the period of the scheme. The cost of options, with the exception of those relating to approved SAYE schemes, is determined as the difference between share price at the date of granting of the option and the amount to be contributed by the employee. Any cost is accrued over the period from the date the option is granted to the date it becomes exercisable.

     For US GAAP purposes, Invensys Group has elected to follow the intrinsic value method set out in Accounting Principles Board Opinion 25: Accounting for Stock Issued to Employees (APB 25). Under this method, the charge in respect of the Invensys Group's compensatory fixed plans would be based on the intrinsic value of the options using the share price at the date of grant of the options. Invensys Group's fixed plans do not result in any compensation charge being made under US GAAP. The compensation charge on its variable plans is based on the intrinsic value of the options at the measurement date, being the earlier of the balance sheet date or date of vesting.

     Invensys Flow Control employees participate in Invensys shares plans and the charge therefore represents the appropriate element of the Invensys Group charge in respect of these employees.

  COMPENSATED ABSENCES

     An accrual is made under UK GAAP in respect of certain employees for vacation earned but not taken at the year end. Under US GAAP, this accrual must be extended to cover all relevant employees within Invensys Flow Control.

  GROUP CHARGES

     Group charges represent the fees charged to Invensys Flow Control by Invensys and the Automation Systems Division for administrative services, accounting and legal services, officer salaries, advertising and other costs of doing business. The financial results as calculated under UK GAAP do not include the expense associated with these group charges.

     Under US GAAP, the expenses associated with the group charges that are clearly applicable to Invensys Flow Control have been included within the financial results.

  ASSET IMPAIRMENT

     Under US GAAP, the carrying amounts of long-lived assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the carrying amounts of the long-lived assets will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity over the remaining amortization period, the carrying amounts of the assets are reduced by the estimated shortfall of cash flows. In addition, long-lived assets associated with assets acquired in a purchase business combination are included in impairment evaluations when events and circumstances exist that indicate the carrying amount of those assets may not be recoverable.

     In association with the restructuring projects, Invensys Flow Control recognized impairment charges of L1.2 million during fiscal 2001 (2000 Lnil). The impairment charges reflect the net realizable value of assets, which have become excess as a result of plant reorganizations. As these impairment charges arise from restructuring projects, they have been included within the restructuring expense in net income under US GAAP.

                             INVENSYS FLOW CONTROL

  NON-INTEREST BEARING INTERCOMPANY BALANCES

     Invensys Flow Control has non-interest bearing balances with Invensys Group companies. Under UK GAAP, no interest is imputed on these balances.

     Under US GAAP, interest has been imputed based on market interest rates.

  FOREIGN CURRENCY HEDGES

     Under UK GAAP, gains and losses on these hedges can be deferred until the hedged transaction actually occurs.

     Under US GAAP, hedging of foreign currency transactions with forward exchange contracts is only allowable for transactions, which are firm commitments. Some of Invensys Flow Control's foreign currency contracts hedge forecast or budgeted transactions, which do not meet the definition of a firm commitment; gains or losses on these contracts cannot be deferred but must be recognized in net income.

  TAXATION

     Under US GAAP, tax must be computed on a standalone basis.

  NET INCOME

     The following is a summary of the significant adjustments to net income which would be required if US GAAP were to be applied instead of UK GAAP:

                                                              YEAR ENDED
                                                               MARCH 31
                                                              -----------
                                                              2000   2001
                                                              ----   ----
                                                              (L MILLION)
Profit for the financial year as reported in the combined
  profit and loss account under UK GAAP.....................   4.5   10.9
Adjustments arising from change in basis of accounting for
  BTR/Siebe merger
  Amortization of goodwill and intangibles..................  (4.8)  (5.1)
  Inclusion of liabilities in connection with the
     purchase...............................................  12.3     --
  Depreciation of land and buildings........................   0.1    0.1
  Other.....................................................  (0.2)    --
Adjustment arising from other acquisitions
  Amortization of intangibles...............................  (0.3)  (0.3)
Pension expense.............................................   0.4    0.2
Employee options............................................    --    0.2
Interest on non-interest bearing Invensys Group company
  loans.....................................................  (1.5)  (0.9)
Invensys group charges......................................  (0.7)  (0.7)
Other adjustment............................................    --   (0.1)
Taxation -- standalone adjustment...........................  (1.7)  (2.0)
  Deferred taxation -- on above adjustments.................  (3.6)   0.7
                                                              ----   ----
NET INCOME AS ADJUSTED TO ACCORD WITH US GAAP...............   4.5    3.0
                                                              ====   ====

                             INVENSYS FLOW CONTROL

  CONDENSED COMBINED STATEMENT OF INCOME

     The following condensed combined statement of income is prepared under US GAAP and reflects all the reconciling items discussed above:

                                                               YEAR ENDED
                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
Net sales...................................................  345.2   337.4
Costs of product sold.......................................  204.3   206.6
                                                              -----   -----
Gross Profit................................................  140.9   130.8
Operating expenses:
  Selling and administrative, including depreciation and
     amortization of L23.2 million (2000 -- L21.1
     million)...............................................  101.4    96.4
  Research and development..................................    2.8     3.0
  Costs of restructuring....................................   13.2    18.4
                                                              -----   -----
Operating income............................................   23.5    13.0
Interest....................................................   (5.8)   (4.9)
Other income................................................    1.6     1.7
                                                              -----   -----
Income before income taxes..................................   19.3     9.8
Income taxes................................................  (14.7)   (6.7)
                                                              -----   -----
Income before minority interests............................    4.6     3.1
Minority interests..........................................   (0.1)   (0.1)
                                                              -----   -----
Net income..................................................    4.5     3.0
                                                              =====   =====

  COMPREHENSIVE (LOSS)/INCOME

     Comprehensive (loss)/income under US GAAP is as follows:

                                                               YEAR ENDED
                                                                MARCH 31
                                                              ------------
                                                              2000    2001
                                                              -----   ----
                                                              (L MILLION)
Net income as adjusted to accord with US GAAP...............    4.5    3.0
Other comprehensive income, net of tax
  Foreign currency translation adjustments..................  (16.3)  26.0
                                                              -----   ----
  Total other comprehensive (loss)/income...................  (16.3)  26.0
                                                              -----   ----
Comprehensive (loss)/income in accordance with US GAAP......  (11.8)  29.0
                                                              =====   ====

                             INVENSYS FLOW CONTROL

  INVESTED CAPITAL

     The following is a summary of the significant adjustments to Invested Capital, which would be required if US GAAP were to be applied instead of UK
GAAP:

                                                                MARCH 31
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               (L MILLION)
Invested capital as reported in the combined balance sheet
  under UK GAAP.............................................  125.0   145.7
ADJUSTMENTS
INTANGIBLE FIXED ASSETS
  Cost: goodwill -- purchase accounting for BTR Invensys
        Flow Control entities...............................  176.4   190.4
        goodwill -- other...................................   (2.3)   (2.1)
        other intangible assets.............................   14.1    14.0
Accumulated amortization....................................   (8.1)  (13.6)
                                                              -----   -----
Net intangible fixed assets.................................  180.1   188.7
                                                              -----   -----
TANGIBLE FIXED ASSETS
Cost: purchase accounting for BTR Invensys Flow Control
  entities..................................................   (1.9)   (1.9)
Impairment..................................................   (0.2)   (0.1)
Accumulated depreciation....................................     --     0.1
                                                              -----   -----
Net tangible fixed assets...................................   (2.1)   (1.9)
                                                              -----   -----
CURRENT ASSETS
Other.......................................................    0.1      --
                                                              -----   -----
                                                                0.1      --
                                                              -----   -----
CURRENT LIABILITIES
Interest on non-interest bearing loans......................   (1.5)   (2.4)
Compensated absences........................................   (0.9)   (0.9)
Group charges...............................................   (1.0)   (1.7)
Income taxes -- stand alone basis...........................   (1.7)   (3.7)
                                                              -----   -----
                                                               (5.1)   (8.7)
                                                              -----   -----
PROVISIONS FOR LIABILITIES AND CHARGES
Reorganization, closure and loss on disposal provisions.....    0.2     0.1
Other pension adjustments...................................   (2.6)   (3.1)
Deferred taxation -- on above adjustments...................   (0.6)    0.4
                                                              -----   -----
                                                               (3.0)   (2.6)
                                                              -----   -----
Minority interest...........................................     --      --
                                                              -----   -----
INVESTED CAPITAL AS ADJUSTED TO ACCORD WITH US GAAP.........  295.0   321.2
                                                              =====   =====

                             INVENSYS FLOW CONTROL

  CONDENSED COMBINED BALANCE SHEET

     The following condensed combined balance sheet is prepared under US GAAP and reflects all the reconciling items discussed above:

                                                                 MARCH 31,
                                                              ---------------
                                                               2000     2001
                                                              ------   ------
                                                                (L MILLION)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................    40.6     45.5
  Accounts receivable.......................................    63.9     59.6
  Inventories
     Finished goods.........................................    22.7     24.8
     Work in process........................................    15.0     13.3
     Raw materials and supplies.............................    37.7     37.9
                                                              ------   ------
                                                                75.4     76.0
Prepaid expenses and other debtors..........................     8.4     14.8
                                                              ------   ------
Total current assets........................................   188.3    195.9
Property, plant and equipment
  Land & buildings..........................................    39.0     41.2
  Machinery and equipment...................................   204.1    223.3
                                                              ------   ------
                                                               243.1    264.5
Accumulated depreciation and amortization...................  (131.7)  (148.1)
                                                              ------   ------
                                                               111.4    116.4
Intangibles
  Goodwill..................................................   180.6    194.4
  Other.....................................................    14.1     14.0
                                                              ------   ------
                                                               194.7    208.4
Accumulated amortization....................................    (8.8)   (14.5)
                                                              ------   ------
                                                               185.9    193.9
Other assets:
  Equity investees..........................................     5.9      6.5
  Invensys Group balances falling due after more than one
     year...................................................   113.6    110.2
  Other assets..............................................     1.3      0.5
                                                              ------   ------
                                                               120.8    117.2
                                                              ------   ------
Total assets................................................   606.4    623.4
                                                              ======   ======

                             INVENSYS FLOW CONTROL

                                                                 MARCH 31,
                                                              ---------------
                                                               2000     2001
                                                              ------   ------
                                                                (L MILLION)
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.....................    57.6     54.1
  Note payable to banks.....................................     6.3      1.5
  Employee compensation.....................................     0.9      0.9
  Income taxes payable......................................     6.7     14.8
  Current portion of capital lease obligations..............     0.7      0.8
  Other liabilities.........................................    11.8     11.0
                                                              ------   ------
Total current liabilities...................................    84.0     83.1
Long-term liabilities
  Long-term debt, less current portion......................     2.4      2.1
  Capital lease obligations, less current portion...........     7.9      7.6
  Accumulated postretirement benefit obligation.............     1.3      1.5
  Accrued pension cost......................................    27.4     29.0
  Provisions and other long-term creditors..................   169.7    158.6
  Deferred income taxes.....................................    18.1     19.6
                                                              ------   ------
Total long term liabilities.................................   226.8    218.4
Minority interests..........................................     0.6      0.7
Invested capital............................................   295.0    321.2
                                                              ------   ------
Total liabilities and invested capital......................   606.4    623.4
                                                              ======   ======

  COMBINED STATEMENTS OF CASH FLOWS

     The combined cash flow statements prepared under UK GAAP present substantially the same information as that required under US GAAP but it differs with regard to the classification of items within them and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

     For UK GAAP purposes, cash comprises cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Deposits are repayable on demand if they can be withdrawn without notice and without penalty or if a maturity or period of notice of not more than 24 hours or one working day has been agreed. For US GAAP purposes, cash and cash equivalents comprise cash and short-term highly liquid investments with original maturities of three months or less.

     Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, dividends paid, management of liquid resources and financing. US GAAP requires only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure, financial investment and acquisitions are included within investing activities under US GAAP.

                             INVENSYS FLOW CONTROL

     The categories of cash flows under US GAAP can be summarized as follows:

                                                               YEAR ENDED
                                                                MARCH 31
                                                              ------------
                                                              2000   2001
                                                              ----   -----
                                                              (L MILLION)
Cash inflow from operating activities.......................  33.8    26.6
Cash outflow from investing activities......................  (9.3)  (12.7)
Cash outflow from financing activities......................  (6.5)   (8.2)
                                                              ----   -----
Increase in cash and cash equivalents.......................  18.0     5.7
Effect of foreign exchange rate changes.....................  (2.5)   (0.8)
Cash and cash equivalents
  At beginning of year......................................  25.1    40.6
                                                              ----   -----
  AT END OF YEAR............................................  40.6    45.5
                                                              ====   =====

                                                               YEAR ENDED
                                                                MARCH 31
                                                              ------------
                                                              2000    2001
                                                              -----   ----
                                                              (L MILLION)
NON-CASH FINANCING AND INVESTING ACTIVITIES UNDER US GAAP
New finance leases..........................................    --    0.2
                                                              =====   ===

  NEW ACCOUNTING STANDARDS

  United States

  FAS 133 -- ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Invensys Flow Control has not adopted the requirements of FAS 133, which will be effective for Invensys Flow Control's fiscal year 2002 financial statements. The standard requires all derivative instruments to be recognized as either assets or liabilities on the balance sheet at their fair values. It also prescribes the accounting to be followed for changes in the fair values of derivatives depending on their intended use. In order to determine the impact of this statement on Invensys Flow Control's financial position and results an assessment was performed for the portfolio of derivative instruments held at March 31, 2001. Based on the portfolio held at March 31, 2001, the implementation of the statement would result in a charge to Invensys Flow Control's profit and loss account of less than L0.1 million.

  FAS 141 -- BUSINESS COMBINATIONS

     FAS 141 is applicable to all business combinations initiated after June 30, 2001. This statement eliminates the use of the pooling method of accounting for business combinations and requires that they be accounted for under the purchase method of accounting. FAS 141 has no impact on the financial information presented.

  FAS 142 -- GOODWILL AND OTHER INTANGIBLE ASSETS

     FAS 142 is first applicable to the Invensys Flow Control's financial statements for the year ending March 31, 2003, unless it is implemented earlier in the financial statements for the year ending March 31, 2002. It requires that goodwill and other intangible assets with an indefinite useful life are tested at least annually for impairment, rather than amortized periodically. On initial adoption of FAS 142, Invensys Flow Control is required to test the existing goodwill for impairment. Invensys Flow Control is currently

                             INVENSYS FLOW CONTROL
determining the impact of the standard, its transitional impairment test and whether or not to implement the standard early for the financial year ending March 31, 2002.

  FAS 143 -- ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

     FAS 143 is first applicable to Invensys Flow Control's financial statements for the year ending March 31, 2004, unless it is early implemented. It requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Invensys Flow Control is currently determining the impact of the standard and whether or not to implement the standard early for the financial year ending March 31, 2003.

  United Kingdom

  FRS 17 -- RETIREMENT BENEFITS

     During November 2000, the Accounting Standards Board (ASB) issued FRS 17 on the treatment of pensions and other retirement benefits in the employer's accounts. The new standard, which is effective for accounting periods ending on or after June 22, 2003 (with phased transitional disclosure requirements for accounting periods ending on or after June 22, 2001), will replace the existing standard, SSAP 24: Accounting for Pension Costs. The requirements for defined contribution (money purchase) schemes remain unchanged but there are significant changes to the treatment of defined benefit schemes (schemes where the employees are promised a specific benefit regardless of the investment performance of the scheme). At present, under SSAP 24, both the assets and the liabilities in a defined benefit pension scheme are valued on an actuarial basis. The objective is to arrive at a regular pension cost each year that is a substantially level percentage of the pensionable payroll. Any variations from the regular cost are spread forward and recognized gradually over the average remaining service lives of the employees.

     FRS 17 abandons the use of actuarial values for assets in a pension scheme in favor of a market value based approach. Invensys Flow Control has not yet quantified the impact of adopting FRS 17 on its UK GAAP financial statements.

  FRS 18 -- ACCOUNTING POLICIES

     During December 2000, the ASB issued FRS 18 which deals primarily with the selection, application and disclosure of accounting policies.

     FRS 18 supersedes SSAP 2: Disclosure of Accounting Policies. The FRS leaves the requirements for accounting policies essentially unchanged in many respects, but it updates the discussion of going concern, accruals, consistency and prudence -- described as "fundamental accounting concepts' in SSAP 2 -- to be consistent with the ASB's Statement of Principles for Financial Reporting. Invensys Flow Control is already in compliance with FRS 18.

                             INVENSYS FLOW CONTROL

                   CONDENSED COMBINED PROFIT AND LOSS ACCOUNT
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                             DECEMBER 30, 2000   DECEMBER 29, 2001
                                                             -----------------   -----------------
                                                                          (L MILLION)
TURNOVER
Continuing operations......................................        243.1               269.1
                                                                   =====               =====
OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS AND GOODWILL
  AMORTIZATION
Continuing operations......................................         22.4                32.7
OPERATING EXCEPTIONAL ITEMS
Restructuring costs........................................        (16.4)               (3.1)
                                                                   -----               -----
OPERATING PROFIT BEFORE GOODWILL AMORTIZATION..............          6.0                29.6
Goodwill amortization......................................         (0.2)               (0.2)
                                                                   -----               -----
OPERATING PROFIT...........................................          5.8                29.4
Share of operating profit of associated undertakings.......          1.1                 1.4
                                                                   -----               -----
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND
  TAXATION.................................................          6.9                30.8
Net interest payable and similar charges(a)................         (3.6)               (2.5)
                                                                   -----               -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..............          3.3                28.3
Tax on profit on ordinary activities(a)....................         (2.7)              (10.4)
                                                                   -----               -----
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...............          0.6                17.9
Minority interests -- equity...............................           --                (0.1)
                                                                   -----               -----
PROFIT FOR THE FINANCIAL PERIOD(b).........................          0.6                17.8
                                                                   =====               =====

---------------

(a) Net interest payable and similar charges and tax on profit on ordinary activities reflect the fact that Invensys Flow Control is part of the Invensys Group's financing and taxation arrangements and consequently these amounts are not indicative of those that would have arisen had Invensys Flow Control been a stand-alone entity or that may arise in the future.

(b) A summary of the significant adjustments to profit for the financial period that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 3 of Notes to the Condensed Combined Financial Statements.

The Notes to the Condensed Combined Financial Statements are an integral part of these Financial Statements.

                             INVENSYS FLOW CONTROL

                        CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                              DECEMBER 29,
                                                                  2001
                                                              ------------
                                                              (L MILLION)
FIXED ASSETS
Intangible assets...........................................        4.7
Tangible assets.............................................      108.5
Investments in associated undertakings......................        6.5
Other investments...........................................        0.3
                                                                 ------
                                                                  120.0
                                                                 ------
CURRENT ASSETS
Stocks......................................................       70.7
Debtors.....................................................       60.8
Invensys Group balances falling due within one year.........        4.8
Invensys Group balances falling due after one year(a).......      117.5
Cash(a).....................................................       43.0
                                                                 ------
                                                                  296.8
                                                                 ------
Creditors: amounts falling due within one year
  Short-term borrowings(a)..................................       (2.5)
  Other creditors...........................................      (58.0)
  Invensys Group balances...................................       (2.7)
                                                                 ------
NET CURRENT ASSETS..........................................      233.6
                                                                 ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................      353.6
Creditors: amounts falling due after more than one year
  Long-term borrowings(a)...................................       (8.9)
  Invensys Group balances(a)................................     (134.5)
                                                                 ------
                                                                 (143.4)
                                                                 ------
Provisions for liabilities and charges......................      (50.7)
                                                                 ------
Net assets..................................................      159.5
Minority interests..........................................       (0.8)
                                                                 ------
                                                                  158.7
                                                                 ======
Invested capital(b).........................................      158.7
                                                                 ======

---------------

(a) The level of debt and financing arrangements reflect the treasury policy operated by Invensys Group. It is not representative of the financing structure that will be put in place by Invensys Flow Control following the transaction and are not representative of what it would have been had Invensys Flow Control been a stand alone entity.

(b) A summary of the significant adjustments to Invested Capital that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 3 of Notes to the Condensed Combined Financial Statements.
The Notes to the Condensed Combined Financial Statements are an integral part of these Financial Statements.

                             INVENSYS FLOW CONTROL

                    CONDENSED COMBINED CASH FLOW STATEMENTS
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               DECEMBER 30,        DECEMBER 29,
                                                                   2000                2001
                                                             -----------------   -----------------
                                                                          (L MILLION)
Net cash (outflow)/inflow from operating activities........         (3.3)               34.0
Returns on investments and servicing of finance............         (3.0)               (1.9)
Taxation...................................................         (2.3)               (2.8)
Capital expenditure and financial investment...............         (7.6)               (5.4)
                                                                   -----               -----
Cash (outflow)/inflow before financing.....................        (16.2)               23.9
Financing
Increase/(decrease) in debt(a).............................         27.8               (26.0)
                                                                   -----               -----
Increase/(decrease) in cash in period(a)...................         11.6                (2.1)
                                                                   =====               =====

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET (DEBT)/FUNDS (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               DECEMBER 30,        DECEMBER 29,
                                                                   2000                2001
                                                             -----------------   -----------------
                                                                          (L MILLION)
Increase/(decrease) in cash in period(a)...................         11.6                (2.1)
Cash (inflow)/outflow from decrease in debt(a).............        (27.8)               26.0
                                                                   -----               -----
Change in net debt resulting from cash flows...............        (16.2)               23.9
Exchange movements.........................................         (5.0)               (0.1)
Other movements............................................          3.6                  --
                                                                   -----               -----
Movement in net debt in period.............................        (17.6)               23.8
Net debt at beginning of period(a).........................        (17.8)               (9.2)
                                                                   -----               -----
Net (debt)/funds at end of period..........................        (35.4)               14.6
                                                                   =====               =====

---------------

(a) Cash flows related to interest, tax and funding reflect the fact that Invensys Flow Control is part of Invensys Group's financing and taxation arrangements and consequently these amounts are not indicative of those that would have arisen had Invensys Flow Control been a standalone entity.

(b) The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are described in Note 3 of Notes to the Condensed Combined Financial Statements.

The Notes to the Condensed Combined Financial Statements are an integral part of these Financial Statements.

                             INVENSYS FLOW CONTROL

       CONDENSED COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               DECEMBER 30,        DECEMBER 29,
                                                                   2000                2001
                                                             -----------------   -----------------
                                                                          (L MILLION)
Profit for the financial period............................          0.6                17.8
Currency translation differences on foreign currency net
  investments..............................................         15.0                (4.2)
                                                                   -----               -----
Total recognized gains for the financial period............         15.6                13.6
                                                                   =====               =====

---------------

Comprehensive income as required under United States generally accepted accounting principles is set forth in Note 3 of Notes to the Condensed Combined Financial Statements.

The Notes to the Condensed Combined Financial Statements are an integral part of these Financial Statements.

                             INVENSYS FLOW CONTROL

         CONDENSED COMBINED STATEMENTS OF MOVEMENTS IN INVESTED CAPITAL
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               DECEMBER 30,        DECEMBER 29,
                                                                   2000                2001
                                                             -----------------   -----------------
                                                                          (L MILLION)
Profit for the financial period............................          0.6                17.8
Currency translation differences on foreign currency net
  investments, net of tax..................................         15.0                (4.2)
Other movements in Invested Capital........................         (1.5)               (0.6)
                                                                   -----               -----
                                                                    14.1                13.0
Opening invested capital(a)................................        125.0               145.7
                                                                   -----               -----
Closing invested capital(a)................................        139.1               158.7
                                                                   =====               =====

---------------

(a) Invested Capital represents the aggregate capital and reserves of the companies and businesses of Invensys Flow Control and the net investments in Invensys Flow Control by Invensys.

The Notes to the Condensed Combined Financial Statements are an integral part of these Financial Statements.

                             INVENSYS FLOW CONTROL

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PREPARATION

     These condensed combined financial statements, which are unaudited, have been prepared in accordance with the basis of preparation and accounting policies described in Notes 1 and 2 of Notes to the Financial Statements of Invensys Flow Control. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The operating results for the nine months ended December 29, 2001 are not necessarily indicative of the results that may be expected for the year ending March 31, 2002.

2.  CONTINGENT LIABILITIES

     Invensys Flow Control has contingent liabilities arising in the ordinary course of business from which it is anticipated that the likelihood of any material liabilities arising is remote.

3. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     Invensys Flow Control's condensed combined financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ from United States generally accepted accounting principles (US GAAP) as described in Note 27 of Notes to the Financial Statements of Invensys Flow Control.

  NET INCOME

     The following is a summary of the significant adjustments to net income which would be required if US GAAP were to be applied instead of UK GAAP:

                                                     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                       DECEMBER 30,        DECEMBER 29,
                                                           2000                2001
                                                     -----------------   -----------------
                                                                  (L MILLION)
Profit for the financial period as reported in the
  condensed combined profit and loss account under
  UK GAAP..........................................         0.6                17.8
Adjustments arising from change in basis of
  accounting for BTR/Siebe merger
  Amortization of goodwill and intangibles.........        (3.7)               (3.9)
Adjustments arising from other acquisitions
  Amortization of intangibles......................        (0.2)               (0.1)
Pension expense....................................         0.1                 0.2
Employee options...................................         0.2                  --
Compensated absences...............................          --                 0.2
Interest on non-interest bearing Invensys Group
  company loans....................................        (1.6)               (0.7)
Invensys group charges.............................        (0.5)               (0.7)
Taxation -- standalone adjustment..................        (1.1)               (1.3)
Deferred taxation on above adjustments.............         0.9                 0.5
                                                           ----                ----
NET (LOSS)/INCOME AS ADJUSTED TO ACCORD WITH US
  GAAP.............................................        (5.3)               12.0
                                                           ====                ====

                             INVENSYS FLOW CONTROL

  CONDENSED COMBINED STATEMENT OF INCOME

     The following condensed combined statement of income is prepared under US GAAP and reflects all the reconciling items discussed above:

                                                     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                       DECEMBER 30,        DECEMBER 29,
                                                           2000                2001
                                                     -----------------   -----------------
                                                                  (L MILLION)
Net sales..........................................        243.1               269.1
Costs of product sold..............................        154.2               169.7
                                                           -----               -----
Gross profit.......................................         88.9                99.4
Operating expenses:
  Selling and administrative, including
     depreciation and amortization of L16.2 million
     in 2000 and L16.2 million in 2001.............         68.4                69.0
  Research and development.........................          2.3                 2.0
  Costs of restructuring...........................         16.4                 3.1
                                                           -----               -----
Operating income...................................          1.8                25.3
Interest...........................................         (5.2)               (3.3)
Other income.......................................          1.0                 1.4
                                                           -----               -----
(Loss)/income before income taxes..................         (2.4)               23.4
Income taxes.......................................         (2.9)              (11.3)
                                                           -----               -----
(Loss)/income before minority interests............         (5.3)               12.1
Minority interests.................................           --                (0.1)
                                                           -----               -----
Net (loss)/income..................................         (5.3)               12.0
                                                           =====               =====

  COMPREHENSIVE INCOME

     Comprehensive income under US GAAP is as follows:

                                                     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                       DECEMBER 30,        DECEMBER 29,
                                                           2000                2001
                                                     -----------------   -----------------
                                                                  (L MILLION)
Net (loss)/income as adjusted to accord with US
  GAAP.............................................        (5.3)               12.0
Other comprehensive income/(loss), net of tax
  Foreign currency translation adjustments.........        23.4                (8.1)
                                                           ----                ----
  Total other comprehensive income/(loss)..........        23.4                (8.1)
                                                           ----                ----
Comprehensive income in accordance with US GAAP....        18.1                 3.9
                                                           ====                ====

                             INVENSYS FLOW CONTROL

  INVESTED CAPITAL

     The following is a summary of the significant adjustments to Invested Capital, which would be required if US GAAP were to be applied instead of UK
GAAP:

                                                               DECEMBER 29,
                                                                   2001
                                                               ------------
                                                               (L MILLION)
Invested capital as reported in the condensed combined
  balance sheet under UK GAAP...............................      158.7
ADJUSTMENTS:
INTANGIBLE FIXED ASSETS
Cost: goodwill -- purchase accounting for BTR...............      187.2
     goodwill -- other......................................       (2.0)
     other intangible assets................................       13.6
Accumulated amortization....................................      (17.5)
                                                                  -----
Net intangible fixed assets.................................      181.3
                                                                  -----
TANGIBLE FIXED ASSETS
Cost: purchase accounting for BTR entities..................       (1.9)
     impairment.............................................       (0.1)
Accumulated depreciation....................................        0.1
                                                                  -----
Net tangible fixed assets...................................       (1.9)
                                                                  -----
CURRENT LIABILITIES
Interest on non-interest bearing loans......................       (3.1)
Compensated absences........................................       (0.7)
Group charges...............................................       (2.3)
Income taxes -- standalone basis............................       (4.9)
                                                                  -----
                                                                  (11.0)
                                                                  -----
PROVISIONS FOR LIABILITIES AND CHARGES
Reorganization, closure and loss on disposal provisions.....        0.1
Other pension adjustments...................................       (1.9)
Deferred taxation on above adjustments......................        0.4
                                                                  -----
                                                                   (1.4)
                                                                  -----
Minority interest...........................................         --
                                                                  -----
INVESTED CAPITAL AS ADJUSTED TO ACCORD WITH US GAAP.........      325.7
                                                                  =====

                             INVENSYS FLOW CONTROL

  CONDENSED COMBINED BALANCE SHEET

     The following condensed combined balance sheet is prepared under US GAAP and reflects all the reconciling items discussed above:

                                                              DECEMBER 29,
                                                                  2001
                                                              ------------
                                                              (L MILLION)
                                  ASSETS
Current assets:
  Cash and cash equivalents.................................       43.0
  Accounts receivable.......................................       49.9
  Inventories...............................................       70.7
  Prepaid expenses and other debtors........................       15.8
                                                                 ------
Total current assets........................................      179.4
Property, plant and equipment
  Land and buildings........................................       40.6
  Machinery and equipment...................................      226.7
                                                                 ------
                                                                  267.3
  Accumulated depreciation and amortization.................     (160.7)
                                                                 ------
                                                                  106.6
Intangibles
  Goodwill..................................................      189.8
  Other.....................................................       13.4
                                                                 ------
                                                                  203.2
  Accumulated amortization..................................      (17.2)
                                                                 ------
                                                                  186.0
Other assets:
  Equity investees..........................................        6.8
  Invensys Group balances falling due after more than one
     year...................................................      117.5
                                                                 ------
                                                                  124.3
                                                                 ------
Total Assets................................................      596.3
                                                                 ======

                             INVENSYS FLOW CONTROL

                                                              DECEMBER 29,
                                                                  2001
                                                              ------------
                                                              (L MILLION)
                     LIABILITIES AND INVESTED CAPITAL
Current liabilities:
  Accounts payable and accrued expenses.....................       32.8
  Note payable to bank......................................        1.7
  Employee compensation.....................................        0.7
  Income taxes..............................................       21.6
  Current portion of capital lease obligations..............        0.8
  Other liabilities.........................................       16.9
                                                                 ------
Total current liabilities...................................       74.5
Long-term liabilities:
Capital lease obligations, less current portion.............        6.8
Long term debt..............................................        2.1
Accumulated postretirement benefit obligation...............        1.8
Accrued pension cost........................................       28.3
Provisions and other long-term creditors....................      138.3
Deferred income taxes.......................................       18.0
                                                                 ------
Total long-term liabilities.................................      195.3
Minority interests..........................................        0.8
Invested capital............................................      325.7
                                                                 ------
Total liabilities and invested capital......................      596.3
                                                                 ======

  CONDENSED COMBINED SUMMARY OF CASH FLOWS

     The categories of cash flows under US GAAP can be summarized as follows:

                                                         NINE MONTHS         NINE MONTHS
                                                            ENDED               ENDED
                                                        DECEMBER 30,        DECEMBER 29,
                                                            2000                2001
                                                      -----------------   -----------------
                                                                   (L MILLION)
Cash (outflow)/inflow from operating activities.....        (8.6)                29.3
Cash outflow from investing activities..............        (7.6)                (5.4)
Cash inflow/(outflow) from financing activities.....        23.9                (25.7)
                                                            ----                -----
Increase/(decrease) in cash and cash equivalents....         7.7                 (1.8)
Effect of foreign exchange rate changes.............        (0.8)                (0.7)
Cash and cash equivalents
  At beginning of period............................        40.6                 45.5
                                                            ----                -----
  AT END OF PERIOD..................................        47.5                 43.0
                                                            ====                =====